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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 15, 2003


                              UWHARRIE CAPITAL CORP

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             (Exact name of Registrant as specified in its charter)



       North Carolina                  33-58882                56-1814206

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(State or other jurisdiction     (Commission File No.)    (IRS Employer
 of incorporation)                                        Identification number)



             134 North First Street, Albemarle, North Carolina 28001

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                    (Address of principal executive offices)



Registrant's telephone number, including area code (704) 982-4415



                                 Not Applicable

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                 (Former address of principal executive offices)

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Item 5.  Other Material Events

On April 15, 2003 the Registrant concluded a "best efforts" offering of its common stock that was commenced for the purpose of raising additional equity capital to be in a position to fund the capitalization of a newly created subsidiary bank, Cabarrus Bank & Trust Company, Concord, North Carolina. The Registrant sold an aggregate of 1,047,497 shares of its common stock at a price of $5.50 per share. Net proceeds of the offering equaled $5,357,567 which, together with additional funds of the Registrant, were used to capitalize Cabarrus Bank & Trust Company with a beginning capital of $7 million. Cabarrus Bank & Trust Company is 100% owned by the Registrant and commenced its banking operations on April 10, 2003 with an office in Concord and an office in Mt. Pleasant, North Carolina. Both of these offices had been newly created branches of Registrant's subsidiary bank, Bank of Stanly. Pursuant to approval of the FDIC and the North Carolina Commissioner of Banks, these branches were sold to Cabarrus Bank & Trust Company. The Registrant added an aggregate of 1,042 new shareholders as a result of the offering.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     UWHARRIE CAPITAL CORP



                                     By: /s/ Roger L. Dick
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                                         Roger L. Dick
                                         President and Chief Executive Officer

Dated: May 19, 2003